Exhibit 99.1

LEUCADIA NATIONAL CORPORATION DECLARES SPIN-OFF
DIVIDEND OF CRIMSON WINE GROUP SHARES

FOR IMMEDIATE RELEASE

February 1, 2013

Contact:    Laura Ulbrandt

   (212) 460-1900

NEW YORK, New York – February 1, 2013 – The Board of Directors of Leucadia National Corporation (NYSE: LUK) (“Leucadia”) today declared a pro rata dividend of all of the shares of common stock of its wholly-owned subsidiary, Crimson Wine Group, Ltd. (“Crimson”), which holds all of Leucadia’s wine operations. The dividend will result in the separation of the two companies, as required by the merger agreement between Leucadia and Jefferies Group, Inc.

On the distribution date, which is expected to be February 25, 2013, Leucadia shareholders of record as of 5 p.m. EST on February 11, 2013, the record date for the distribution, will receive one share of Crimson common stock for every 10 Leucadia common shares they hold, with cash in lieu of fractional shares to be distributed thereafter.

No action or payment is required by Leucadia shareholders to receive the shares of Crimson common stock. For Leucadia shareholders who own Leucadia common shares in certificated form as of the close of business on the record date, the distribution agent will mail to such shareholders a share certificate representing shares of Crimson common stock that such shareholders are entitled to receive in the distribution. For Leucadia shareholders who hold Leucadia common shares as of the close of business on the record date in a brokerage account, the Crimson common stock will be distributed in book-entry form, and the broker will be responsible for recording the distribution of the appropriate number of shares of Crimson common stock into such shareholder’s brokerage account. An Information Statement containing details regarding the distribution of the Crimson common stock and Crimson’s business and management following the spin-off will be mailed to Leucadia shareholders prior to the distribution date.

The Crimson spin-off has been structured to qualify as a tax-free distribution to Leucadia shareholders for U.S. federal income tax purposes. Leucadia shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the Crimson spin-off.

Leucadia common shares that trade on the “regular-way” market will trade with an entitlement to Crimson common stock distributed pursuant to the spin-off. Therefore, any holders of Leucadia common shares that sell those shares in the “regular-way”

market up to and including through the distribution date, will also be selling the right to receive Crimson common stock in the spin-off. In addition, it is expected that an “ex-distribution” trading market for Leucadia common shares (Symbol “LUK WI”) will commence on or prior to the record date. Leucadia common shares traded in the “regular-way” market will be quoted “ex-distribution” on February 26, 2013, which is the first business day after the distribution date. Leucadia common shares that trade on the “ex-distribution” market will trade without an entitlement to Crimson common stock distributed pursuant to the spin-off. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Leucadia common shares on or before the distribution date.

Crimson common stock will not be listed on any securities exchange. Following the distribution, it is expected that Crimson common stock will be quoted on OTC Link. The CUSIP number for the Crimson common stock will be 22662X 100.

The completion of the spin-off, including the distribution of Crimson common stock to Leucadia shareholders as of the close of business on the record date, is subject to the satisfaction or waiver of certain conditions described in the Information Statement included in the Form 10 filed with the Securities and Exchange Commission, all of which Leucadia and Crimson anticipate will be satisfied on or before the distribution date.

About Leucadia

Leucadia, a New York corporation, is a diversified holding company engaged through its consolidated subsidiaries, other than Crimson, in a variety of businesses, including beef processing, manufacturing, gaming entertainment, real estate activities and medical product development. Leucadia also has a significant equity interest in Jefferies Group, Inc., and owns equity interests in operating businesses including a commercial mortgage origination and servicing business.

About Crimson

Crimson, a Delaware corporation and wholly-owned subsidiary of Leucadia, will become a public company upon its spin-off from Leucadia. Crimson produces and sells premium, ultra-premium and luxury wines. Crimson is headquartered in Napa, California and through its wholly-owned subsidiaries owns four wineries: Pine Ridge Vineyards, Archery Summit, Chamisal Vineyards and Seghesio Family Vineyards.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements address the planned spin-off of Crimson from Leucadia, which is dependent upon future events or developments, including certain conditions to the spin-off. These matters are subject to risks and uncertainties that could cause actual events (including the planned spin-off) and results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the planned spin-off of Crimson, including the timing and terms of such spin-off and whether such spin-off will be completed as it is subject to a number of conditions. In addition, Leucadia and Crimson are subject to additional risks and uncertainties described in Crimson’s registration statement on Form 10, as amended, and Leucadia’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those filings and reports. Except to the extent required by applicable law, Leucadia and Crimson undertake no obligation to update or revise any forward-looking statement.